AMENDED AND RESTATED SECURED PROMISSORY NOTE


$852,000.00                                            Scottsdale, Arizona
                                                       March 31, 2000

                  FOR VALUE RECEIVED, AUTOTRADECENTER.COM INC., an Arizona corporation formerly known as Auto Network USA, Inc. or Auto Network Group, Inc. (the "Maker"), promises to pay, to Mark Moldenhauer, an individual, the sum of EIGHT HUNDRED FIFTY TWO THOUSAND and no/hundreds DOLLARS ($852,000.00) and to pay interest on the first day of each month (unless otherwise requested by Holder) beginning May 1, 2000 on principal accruing from April 1, 2000; and from the date hereof on the full principal balance, all at the rate of twelve percent (12%) per annum. All principal and accrued but unpaid interest hereunder shall be due on April 1, 2001. Payments shall be made to c/o Mark Moldenhauer, 14500
N. Northsight Blvd., Suite 213, Scottsdale, AZ 85260.

                Time is of the essence hereof. In the event of any default in the payment of any amount due hereunder, the unpaid principal sum of this Promissory Note and accrued interest remaining unpaid may at any time thereafter, at the holder's option and without further notice or demand, be declared and become due and payable forthwith, and Maker shall pay any and all costs, expenses, and fees, including reasonable attorneys' fees, incurred in collecting or enforcing payment hereunder. Default interest on the sums due hereunder, including such attorneys' fees, shall accrue at the rate of eighteen percent (18%) per annum. Holder shall also have the right to accelerate the outstanding balance hereof without notice or demand and in the event that either Roger L. Butterwick or John E. Rowlett ceases to be officers and/or directors of Maker.

                At no time shall Maker be obligated or required to pay interest on the principal balance of this Note at a rate which would subject the holder hereof to either civil or criminal liability as a result of being in excess of the maximum rate which Maker is permitted by law to contract or agree to pay. If by the terms of this Note Maker is at any time required or obligated to pay interest on the principal balance of this Note at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be reduced immediately to such maximum rate for so long as (and only for so long as) the rate hereunder is in excess of such maximum rate, and interest paid hereunder in excess of such maximum rate shall be applied to and shall be deemed to have been payment in reduction of the principal balance of this Note or, if the principal balance shall have been paid, shall be refunded to Maker.

                  Maker hereby acknowledges that the loan for which payment is promised hereby has been made and will be used only for business or commercial purposes other than agricultural purposes and hereby covenants that the proceeds hereof will be used only for such purposes. Maker hereby also acknowledges that the loan for which payment is promised hereby has been made, is issued pursuant, and is subject, to the Arizona Uniform Commercial Code Financing Statement - UCC-1 (as described in Schedule A attached to this Agreement) on file


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with the Secretary of State, State of Arizona. Maker shall cooperate with Holder to insure such filing is made within 30 days of the execution of this Note.

                  This Note may be modified or amended only by an agreement in writing signed by the party against whom enforcement of such modification or amendment is sought. Maker (and the undersigned representative of Maker, if this Note is executed by a representative) represents that Maker has full power, authority, and legal right to execute and deliver this Note and the debt hereunder constitutes a valid and binding obligation of Maker. The laws of the State of Arizona govern the interpretation and enforcement of this Note. This Note amends and restates in full the Promissory Notes dated October 17, 1997 for $150,000.00, March 31, 1998 for $102,000.00, and April 7, 1998 for $300,000.00
from Auto Network USA, Inc. and the Promissory Notes dated June 22, 1999 for $100,000.00, August 3, 1999 for $200,000.00 from AutoTradeCenter.com Inc. to Mark Moldenhauer, an individual.

                  IN WITNESS WHEREOF, Maker has executed the foregoing Promissory Note as of the date and year first written above.

AUTOTRADECENTER.COM INC.,
an Arizona corporation


By/S/ROGER L. BUTTERWICK
Roger L. Butterwick, its President



ACCEPTED BY



By/S/MARK MOLDENHAUER
Mark Moldenhauer


                              INDIVIDUAL GUARANTORS

         We, the undersigned, personally guaranty the payment of the aforesaid note.

Signed in the presence of:                          Individual Guarantors:

/S/CATHY COURCEY                                    /S/ROGER L. BUTTERWICK
Witness                                             Roger L. Butterwick

/S/CATHY COURCY                                     /S/JOHN E. ROWLETT
Witness                                             John E. Rowlett

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                                   SCHEDULE A
                          TO UCC-1 FINANCING STATEMENT

Debtor            :                 AutoTradeCenter.com Inc.
                                    8135 E. Butherus, Suite 3
                                    Scottsdale, AZ 85260

Secured Party     :                 Mark Moldenhauer
                                    14500 N. Northsight Blvd. Suite 213
                                    Scottsdale, AZ 85260


This Financing Statement covers the following types of property:

         INVENTORY: All inventory of Debtor, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located;

         ACCOUNTS AND OTHER RIGHTS TO PAYMENT: Each and every right of Debtor to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by Debtor or by some other person who subsequently transfers such person's interest to Debtor, whether such right to payment is or is not already earned by performance and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens an security interests) which Debtor may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; all including but not limited to all present and future accounts, contract rights, loans and obligations receivable, chattel papers, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of general intangibles;

         EQUIPMENT: All equipment of Debtor, whether now owned or hereafter acquired, including but not limited to all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically (without limitation) the goods described in any equipment schedule or list herewith or hereafter furnished to Secured Party by Debtor; and

         GENERAL INTANGIBLES: All general intangibles of Debtor whether now owned or hereafter acquired, including (without limitation) all present and future patents, patent applications, copyrights, trademarks, trade names, trade secrets, customer or supplier lists and contracts, manuals, operating instructions, permits, franchise, the right to use Debtor's name, and the goodwill of Debtor's business;

together with all substitutions and replacements for and products of any of the forgoing property and together with proceeds of any and all foregoing property and, in the case of all tangible property, together with all accessions and together with (i) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any such goods, and (ii) all warehouse receipts, bills of landing and other documents of title now or hereafter covering such goods.

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